Exhibit 10.3

FORM OF FISERV, INC.

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment revises your Non-Qualified Stock Option Agreement(s) (“Option Agreements”) by replacing Section 6(b) in its entirety with the following:

6.	Termination of Directorship.

. . .

(b)	Deadline for Exercise.

(i)	If you cease to be a Director for any reason other than for Cause, you are (or in the event your cessation is by reason of your death or Disability resulting in judicial appointment of a guardian ad litem, administrator or other legal representative, the executor or administrator of your estate, any person who shall have acquired the Option through bequest or inheritance or such guardian ad litem, administrator or other legal representative is) entitled to exercise the Option per the terms contained herein prior to up to the five year anniversary of your cessation of service as a Director.

(ii)	If you die within the exercise period described in subsection (i) above, your executor, the administrator of your estate or your beneficiary may exercise the Option prior to the later of (A) up to one year after the date of your death or (B) up to five years following your cessation of service as a Director.

This amendment shall be effective as of November             , 2017. All other terms and conditions set forth in your Option Agreements remain in full force and effect without change.

FISERV, INC.

By
Name:
Title:

Agreed and Acknowledged by Participant:

Print Name

Signature